Exhibit 23.2

         REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
U.S. Bioscience, Inc.

We have  audited  the  consolidated  balance  sheet of U.S.  Bioscience,  Inc. as of  December  31,  1998 and the related  consolidated statements  of  operations,  cash flows and  stockholders'  equity for the year then ended (not  presented  separately  herein).  These consolidated  financial statements are the responsibility of the Company's  management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing  standards  generally  accepted in the United States.  Those standards  require that we plan and perform the audit to obtain reasonable  assurance about whether the consolidated  financial statements are free of material misstatement.  An audit  includes  examining,  on a test  basis,  evidence  supporting  the amounts and  disclosures  in the  financial statements.  An audit also includes assessing the accounting principles used and significant  estimates made by management,  as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion,  the financial  statements  referred to above present fairly,  in all material  respects,  the  consolidated  financial position of U.S.  Bioscience,  Inc. at December 31, 1998,  and the  consolidated  results of its  operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
February 15, 1999